Exhibit 23.1

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-30390) of Hvide Marine Incorporated and in the related prospectus of our report dated February 25, 2000 (except for the seventh paragraph of Note 10, as to which the date is March 31, 2000 and Note 24, as to which the date is April 14, 2000), with respect to the consolidated financial statements of Hvide Marine Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                           /s/ ERNST & YOUNG LLP


Miami, Florida
April 14, 2000


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               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Hvide Marine Incorporated filed April 13, 2000 and in the related prospectus of our report dated February 25, 2000 (except for the seventh paragraph of Note 10, as to which the date is March 31, 2000 and Note 24, as to which the date is April 14, 2000), with respect to the consolidated financial statements of Hvide Marine Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                            /s/ ERNST & YOUNG LLP

Miami, Florida
April 14, 2000